UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2004

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.
(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803

(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On July 7, 2004, RadView Software Ltd. completed a $1,000,000 technology license transaction with Ixia, an original equipment manufacturer, or OEM, partner, pursuant to the exercise of an option by Ixia under the terms of a development, publishing and distribution agreement between Ixia and RadView.

Pursuant to the terms of this Agreement, RadView granted to Ixia the right to distribute RadView’s WebLOAD product in object-code form for a term of two years.  The purchase price for RadView’s product sold by Ixia was stated as a specified discount to RadView’s standard list price.  Under this Agreement, Ixia paid to RadView nonrefundable, fully-recoupable advance payments of $200,000, for each of the two annual terms of this Agreement, on February 7, 2003 and February 7, 2004.  Ixia was entitled to recoup all or any portion of each of the respective advance payments out of amounts that would otherwise be payable to RadView during the relevant annual term.

Ixia had an option to acquire from RadView for $1,000,000 expanded rights to the WebLOAD product.  Ixia exercised this option on July 7, 2004 and paid to RadView $1,000,000.  Those expanded rights include the right to access and use source code for the WebLOAD product, and the right to create derivative products.  For a 12-month period following the exercise of this option, Ixia would be able to purchase the WebLOAD product from RadView at a reduced royalty.  Thereafter, Ixia would have no further payment obligations to RadView for the sale of WebLOAD product by Ixia.

On July 7, 2004, RadView and Ixia executed an amendment to this Agreement.  Pursuant to the terms of this amendment, after the exercise of Ixia’s option, Ixia has the right to make a single payment of $250,000 to RadView within five days of the receipt of source code materials in lieu of its obligations to pay the reduced royalty.

RadView is obligated to provide product updates and technical and engineering support for 12 months following the exercise of Ixia’s option.  RadView expects to recognize the $1,000,000 technology license fee as revenue over the next 12 months.  If Ixia elects to make the $250,000 payment in lieu of its reduced royalty obligation for the next 12 months, then this amount would also be recognized as revenue over the next 12 months.

On July 7, 2004, the Company issued a press release announcing that it had completed the technology license transaction with Ixia.  A copy of this press release is filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Development, Publishing and Distribution Agreement, dated as of February 7, 2003, between Ixia and RadView Software Ltd.
10.2	Amendment Number One to the Development, Publishing and Distribution Agreement, dated July 7, 2004, between Ixia and RadView Software Ltd.
99.1	Press Release issued by RadView Software Ltd. on July 7, 2004 announcing the completion of a $1,000,000 technology license transaction with an OEM partner.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: July 7, 2004	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Development, Publishing and Distribution Agreement, dated as of February 7, 2003, between Ixia and RadView Software Ltd.
10.2	Amendment Number One to the Development, Publishing and Distribution Agreement, dated July 7, 2004, between Ixia and RadView Software Ltd.
99.1	Press Release issued by RadView Software Ltd. on July 7, 2004 announcing the completion of a $1,000,000 technology license transaction with an OEM partner.